Exhibit 10.3

Execution Copy

This instrument was prepared by and

after recording should be returned to:

Vedder Price, P.C.

1633 Broadway, 31st Floor

New York, New York 10019

Attention: Jeffrey T. Veber, Esq.

FIRST AMENDMENT TO LEASEHOLD MORTGAGE, SECURITY AGREEMENT,

ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING

THIS FIRST AMENDMENT TO LEASEHOLD MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING (this “Amendment”), is made as of September 25, 2025, by and between BETA TECHNOLOGIES, INC., a Delaware corporation (the “Mortgagor”), and the EXPORT-IMPORT BANK OF THE UNITED STATES, an agency of the United States of America (the “Mortgagee”).

RECITALS

A. Reference is hereby made to that certain Leasehold Mortgage, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of December 21, 2023 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Instrument”), made by the Mortgagor in favor of the Mortgagee, and recorded on December 21, 2023 in Book 1718, Page 97 of the City of South Burlington Land Records, encumbering the real property legally described on Exhibit A attached hereto. Capitalized terms used herein without definition shall have the meanings provided such terms in the Instrument.

B. The Mortgagor and the Mortgagee desire to amend the Instrument as hereinafter set forth.

AGREEMENTS

1.The Recitals set forth above are incorporated herein by reference thereto as if fully set forth herein.

2. Sections 12 and 13 of the Instrument are hereby amended by deleting them in their entirety and replacing them with the following:

“12. Transfers of the Property; Etc.

(a) Except as expressly provided otherwise in Section 9.03(a), (b) or (f) of the Credit Agreement, without the prior written consent of Mortgagee (which consent may be given or withheld in Mortgagee’s sole and absolute discretion), Mortgagor shall not execute or suffer or permit to occur any “Transfer Event” (as defined below). Except as expressly provided otherwise in the Credit Agreement, the occurrence of a Transfer Event without Mortgagee’s prior written consent shall constitute an Event of Default hereunder and under the Credit Agreement, regardless of whether Mortgagor had the power or capacity to prevent such occurrence.

(b) The term “Transfer Event” shall mean any or all of the following facts, events or circumstances, whether voluntary or involuntary and whether occurring as a single transaction or as a series of transactions: (1) except as expressly permitted by Section 9.03(b) of the Credit Agreement, the sale, transfer, grant, conveyance, assignment or other disposition or alienation of all or any part of the Property or any interest therein (including, but not limited to, any sublease, any purchase option and any interest in the profits, losses or cash distributions in any way relating to or arising out of the Property, but not including (i) customary utility easements necessary for the use of the Property following Mortgagee’s approval of same in writing and (ii) casualty and condemnation events); (2) without limiting the generality of the foregoing, except as expressly permitted by Section 9.03(b) of the Credit Agreement, any circumstance under which Mortgagor is divested of title to the Property or any part thereof or any legal or beneficial interest therein (except pursuant to or in connection with (i) granting customary utility easements necessary for the use of the Property following Mortgagee’s approval of same in writing and (ii) casualty and condemnation events); (3) the creation, levy or execution of any judgment or other non-consensual Lien against the Property or any part thereof or interest therein, in each case, other than Permitted Liens (as defined in the Credit Agreement); (4) the sale, lease, transfer or other disposition by Mortgagor of (i) all or substantially all of its properties essential to the conduct of its business or operations, or (ii) the capital stock of any subsidiary of Mortgagor, whether now owned or hereafter acquired, to an unaffiliated third party; (5) Mortgagor’s acquisition (by purchase or otherwise) of all or substantially all of (i) any other unaffiliated person’s or entity’s business or assets or (ii) the stock or other evidence of beneficial ownership of any other unaffiliated person or entity; or (6) any other fact, event or circumstance that effectuates a Transfer Event. All persons who have or may acquire an interest in the Property shall be deemed to have notice of and shall be bound by the terms of the Credit Agreement, the Note, this Instrument and the other Finance Documents.

(c) Mortgagor shall continuously maintain its existence and its qualification and right to do business and own property in the jurisdiction in which it is organized and in the jurisdiction where the Property is located (including reformation and continuance of Mortgagor in the event of any termination thereof as a result of any event which by law terminates a partnership, corporation or limited liability company), and Mortgagor shall deliver to Mortgagee, promptly after the effectiveness thereof, copies of any material amendments to Mortgagor’s governing documents.

(d) Mortgagor has advised Mortgagee that it intends to subdivide the Land, Improvements and Appurtenances thereto such that the constructed final assembly facility (identified on Exhibit “D” to this Instrument) and its appurtenances together with all rights and interests granted to Mortgagee herewith and applicable thereto (collectively, the “Assembly Facility”) is separated under both Applicable Law and the Lease whether by (x) a leasehold condominium structure for the Property, which condominium units will be owned by Mortgagor and any and all tenants, subtenants, licensees or occupants of said units shall be subject to the prior written consent of Mortgagee determined in its sole and absolute discretion or (y) splitting of the Lease into multiple ground leases on terms substantially similar to the terms set forth in the Lease (either of the events described in subsections (x) or (y) being referred to herein as an “Assembly Facility Subdivision”). Mortgagee agrees that Mortgagor may effectuate an Assembly Facility Subdivision subject to the following terms and conditions: (i) the Assembly Facility can be separately mortgaged to Mortgagee as security for the Obligations; (ii) the title company (insuring this Instrument, or another title company acceptable to Mortgagee in its sole and absolute discretion) is willing to insure (by a new loan policy or an amendment to the existing loan policy) that Mortgagee has a first priority mortgage on the Assembly Facility; and (iii) Mortgagor has provided documentation for the Assembly Facility Subdivision (the “Assembly Facility

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Subdivision Documentation”) and such Assembly Facility Subdivision Documentation, including the terms and conditions and approvals specified therein, are acceptable to Mortgagee in its reasonable determination (together, the “Assembly Facility Subdivision Threshold”). Provided that no Event of Default exists and is continuing under any of the Finance Documents and/or the Lease and Mortgagor satisfies the Assembly Facility Subdivision Threshold, including, without limitation, satisfaction of all conditions to the Assembly Facility Subdivision set forth in the Assembly Subdivision Documentation, then Mortgagee agrees to execute and deliver all documents necessary to effectuate the Assembly Facility Subdivision and to amend or otherwise modify the legal description of the Property by entering into an amendment to this Instrument and any of the other requisite Finance Documents in each case in form and substance acceptable to Mortgagee in its reasonable determination (collectively, the “Amendment”) to amend or modify the description of the Property to include only the Assembly Facility (the “Modified Property”), in which case this Instrument, as amended by the Amendment, shall remain in full force and effect with respect to the Modified Property only and Mortgagee shall execute and deliver a partial release of this Instrument only with respect to the portion of the Property that does not constitute the Modified Property. Mortgagor will pay to Mortgagee, upon demand, all third-party costs and expenses incurred by Mortgagee in reviewing the Assembly Facility Subdivision and the Assembly Facility Subdivision Documentation, including, without limitation, attorney fees and that of any and all advisors and consultants retained by Mortgagee for same, and all such expenses and costs shall, until paid, become part of the Obligations and shall be secured by this Instrument.

(e) The covenants of this Section 12 shall survive any foreclosure and sale of the Property and any conveyance thereof by deed in lieu of foreclosure with respect to any such liens in existence as of the date of transfer of title.

13. No Additional Liens.

Except as expressly permitted in the Credit Agreement, Mortgagor covenants not to execute any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, security agreement, assignment of leases and rents or other agreement granting a Lien (except the Liens granted to Mortgagee by the Finance Documents) against the Property (except customary utility easements necessary for the use of the Property following Mortgagee’s approval of same in writing) or take or fail to take any other action which results in a Lien against the Property without the prior written consent of Mortgagee (except customary utility easements necessary for the use of the Property following Mortgagee’s approval of same in writing), in each case, other than Permitted Liens (as defined in the Credit Agreement).”

3. The terms and provisions of the Instrument (as amended by this Amendment) are ratified and confirmed and shall continue in full force and effect; provided, that any and all references to the Instrument shall be deemed to include this Amendment.

4. Section 24 of the Instrument is hereby incorporated herein by reference, mutatis mutandis.

5. The Mortgagor expressly acknowledges and agrees that the Instrument constitutes the legal, valid and binding obligation of the Mortgagor enforceable in accordance with its terms by the Mortgagee against the Mortgagor, except as such enforceability may be limited by applicable insolvency, reorganization, liquidation, moratorium, readjustment of debt or other similar laws affecting the enforcement of creditors’ rights generally, and by the

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application of general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity. The Mortgagor expressly reaffirms its obligations under the Instrument (as amended by this Amendment) and affirms that the Instrument (as amended by this Amendment) remains in full force and effect. The Mortgagor further expressly acknowledges and agrees that the Instrument creates in favor of the Mortgagee a valid security interest in and lien against the Property.

6. Nothing contained in this Amendment shall be construed to disturb, discharge, cancel, impair or extinguish the Obligations or any other obligations existing prior to the execution and delivery of this Amendment and secured by the Instrument or the other Finance Documents, or to waive, release, impair, or affect the liens of the Instrument or the other Finance Documents or the validity or priority thereof.

7. This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

(Signature Pages Follow)

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IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be duly executed and delivered as of the date first above written.

MORTGAGOR:

BETA TECHNOLOGIES, INC.

By:	/s/ Brian Dunkiel
Name:	Brian Dunkiel
Title:	General Counsel

MORTGAGEE:

EXPORT-IMPORT BANK OF THE UNITED STATES

By:	/s/ David Baughan
Name:	David Baughan
Title:	Vice President - TPMD

Signature Page to First Amendment to Leasehold Mortgage

ACKNOWLEDGMENT

STATE OF Vermont )
) SS:
COUNTY OF Chittenden)

I, the undersigned, a Notary Public in and for the County and State aforesaid, DO HEREBY CERTIFY that Brian Dunkiel, the General Counsel of BETA TECHNOLOGIES, INC., personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me in person and acknowledged that he signed and delivered the same instrument as his own free and voluntary act and as the free and voluntary act of BETA TECHNOLOGIES, INC., for the uses and purposes therein set forth.

GIVEN under my hand and official seal this 29th day of September, 2025.

/s/ Lindsay E. Staples
Notary Public

My Commission Expires:

January 31, 2027

Acknowledgment Page to First Amendment to Leasehold Mortgage

ACKNOWLEDGMENT

STATE OF Washington D.C. )
) SS:

I, the undersigned, a Notary Public in and for the County and State aforesaid, DO HEREBY CERTIFY that David Baughan, the Vice President - TPMD of the EXPORT-IMPORT BANK OF THE UNITED STATES, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me in person and acknowledged that he signed and delivered the same instrument as his own free and voluntary act and as the free and voluntary act of the EXPORT-IMPORT BANK OF THE UNITED STATES, for the uses and purposes therein set forth.

GIVEN under my hand and official seal this 29th day of September, 2025.

/s/ Jo Ann F. Richards
Notary Public

My Commission Expires:

March 14, 2027

Acknowledgment Page to First Amendment to Leasehold Mortgage

EXHIBIT A

Legal Description

Being all of the land and premises, together with the property interests appurtenant thereto, as described in, and subject to the terms and conditions of, that certain Ground Lease between the City of Burlington, as Lessor, and Beta Technologies, Inc. as Lessee, dated July 28, 2022, a Memorandum of which was recorded on August 5, 2022 in Book 1669, Page 60 (reference to First Amendment to Memorandum of Ground Lease recorded November 9, 2023, in Book 1714 at Page 271 of the South Burlington Land Records and all as depicted on the plan prepared by Vermont Survey and Engineering, Inc., entitled “ALTA/NSPS Land Title Survey Showing Areas to be Leased by BETA Technologies, Inc. on Lands of City of Burlington,” recorded August 5, 2022, in Map Slide 652.1, 652.2, and 652.3 of the South Burlington Land Records.

The Ground Lease describes the following parcels:

LEASE AREA A BOUNDARY DESCRIPTION

Beginning at an unmonumented point located at Northing 715896.39 Easting 1473130.37;

Thence South 48 degrees 42 minutes 45 seconds East a distance of 76.22 feet to an unmonumented point further described as being located at Northing 715846.10, Easting 1473187.65;

Thence South 48 degrees 42 minutes 45 seconds East a distance of 474.73 feet to an unmonumented point;

Thence South 48 degrees 42 minutes 45 seconds East a distance of 43.31 feet to an unmonumented point;

Thence South 11 degrees 29 minutes 39 seconds East a distance of 86.50 feet to an unmonumented point;

Thence South 04 degrees 03 minutes 21 seconds West a distance of 34.80 feet to an unmonumented point;

Thence South 57 degrees 49 minutes 23 seconds West a distance of 327.80 feet to an unmonumented point;

Thence South 41 degrees 12 minutes 21 seconds West a distance of 156.59 feet to an unmonumented point;

Thence North 48 degrees 47 minutes 10 seconds West a distance of 113.76 feet to an unmonumented point;

Thence South 56 degrees 44 minutes 55 seconds West a distance of 59.60 feet to an unmonumented point;

Thence along a curve with a radius of 212.16 feet a distance of 49.79 feet to an unmonumented point, said curve having a chord bearing of North 36 degrees 23 minutes 24 seconds West and a chord distance of 49.68 feet;

Thence along a curve with a radius of 197.86 feet a distance of 37.70 feet to an unmonumented point, said curve having a chord bearing of North 47 degrees 30 minutes 38 seconds West and a chord distance of 37.64 feet;

Exhibit A - Page 2

Thence North 67 degrees 59 minutes 04 seconds East a distance of 70.95 feet to an unmonumented point;

Thence North 27 degrees 17 minutes 42 seconds East a distance of 19.88 feet to an unmonumented point;

Thence North 49 degrees 02 minutes 50 seconds West a distance of 76.36 feet to an unmonumented point;

Thence South 41 degrees 12 minutes 31 seconds West a distance of 43.96 feet to an unmonumented point;

Thence North 48 degrees 47 minutes 29 seconds West a distance of 87.99 feet to an unmonumented point;

Thence North 40 degrees 57 minutes 10 seconds East a distance of 43.57 feet to an unmonumented point;

Thence North 49 degrees 02 minutes 50 seconds West a distance of 117.36 feet to an unmonumented point;

Thence South 41 degrees 12 minutes 59 seconds West a distance of 15.00 feet to an unmonumented point;

Thence North 48 degrees 47 minutes 01 seconds West a distance of 94.83 feet to an unmonumented point;

Thence North 41 degrees 12 minutes 59 seconds East a distance of 14.56 feet to an unmonumented point;

Thence North 49 degrees 02 minutes 50 seconds West a distance of 166.33 feet to an unmonumented point;

Thence North 40 degrees 44 minutes 33 seconds East a distance of 152.59 feet to an unmonumented point;

Thence South 48 degrees 55 minutes 00 seconds East a distance of 136.57 feet to an unmonumented point;

Thence North 41 degrees 12 minutes 31 seconds East a distance of 5.35 feet to an unmonumented point;

Thence South 48 degrees 47 minutes 29 seconds East a distance of 5.98 feet to an unmonumented point;

Thence North 41 degrees 13 minutes 07 seconds East a distance of 359.12 feet to the point of beginning.

LEASE AREA B BOUNDARY DESCRIPTION

Beginning at an unmonumented point located at Northing 715422.94 Easting 1472689.30;

Thence South 30 degrees 14 minutes 45 seconds East a distance of 81.61 feet to an unmonumented point further described as being located at Northing 715352.45, Easting 1472730.41;

Thence along a curve with a radius of 144.05 feet a distance of 49.84 feet to an unmonumented point, said curve having a chord bearing of South 41 degrees 06 minutes 14 seconds West and a chord distance of 49.59 feet;

Thence along a curve with a radius of 144.05 feet a distance of 94.65 feet to an unmonumented point, said curve having a chord bearing of South 12 degrees 22 minutes 07 seconds West and a chord distance of 92.96 feet;

Exhibit A - Page 3

Thence South 87 degrees 22 minutes 29 seconds East a distance of 70.56 feet to an unmonumented point;

Thence along a curve with a radius of 296.53 feet a distance of 145.93 feet to an unmonumented point, said curve having a chord bearing of South 72 degrees 16 minutes 51 seconds East and a chord distance of 144.46 feet;

Thence along a curve with a radius of 293.36 feet a distance of 73.70 feet to an unmonumented point, said curve having a chord bearing of South 50 degrees 49 minutes 46 seconds East and a chord distance of 73.51 feet;

Thence along a curve with a radius of 289.97 feet a distance of 67.62 feet to an unmonumented point, said curve having a chord bearing of South 37 degrees 02 minutes 03 seconds East and a chord distance of 67.47 feet;

Thence along a curve with a radius of 295.20 feet a distance of 72.23 feet to an unmonumented point, said curve having a chord bearing of South 23 degrees 19 minutes 22 seconds East and a chord distance of 72.05 feet;

Thence along a curve with a radius of 295.79 feet a distance of 68.87 feet to an unmonumented point, said curve having a chord bearing of South 09 degrees 32 minutes 12 seconds East and a chord distance of 68.71 feet;

Thence along a curve with a radius of 406.82 feet a distance of 133.73 feet to an unmonumented point, said curve having a chord bearing of South 09 degrees 41 minutes 32 seconds West and a chord distance of 133.13;

Thence along a curve with a radius of 1520.03 feet a distance of 133.38 feet to an unmonumented point, said curve having a chord bearing of South 14 degrees 38 minutes 35 seconds West and a chord distance of 133.33 feet;

Thence along a curve with a radius of 1460.87 feet a distance of 52.93 feet to an unmonumented point, said curve having a chord bearing of South 11 degrees 05 minutes 53 seconds West and a chord distance of 52.92 feet;

Thence North 85 degrees 35 minutes 41 seconds West a distance of 156.00 feet to an unmonumented point;

Thence along a curve with a radius of 1153.13 feet a distance of 147.63 feet to an unmonumented point, said curve having a chord bearing of North 11 degrees 36 minutes 15 seconds East and a chord distance of 147.53 feet;

Thence along a curve with a radius of 1153.13 feet a distance of 27.35 feet to an unmonumented point, said curve having a chord bearing of North 15 degrees 57 minutes 05 seconds East and a chord distance of 27.35 feet;

Thence along a curve with a radius of 1150.59 feet a distance of 37.86 feet to an unmonumented point, said curve having a chord bearing of North 17 degrees 34 minutes 17 seconds East and a chord distance of 37.86 feet;

Exhibit A - Page 4

Thence along a curve with a radius of 160.16 feet a distance of 11.68 feet to an unmonumented point, said curve having a chord bearing of North 15 degrees 53 minutes 13 seconds East and a chord distance of 11.67 feet;

Thence North 09 degrees 55 minutes 55 seconds East a distance of 21.60 feet to an unmonumented point;

Thence along a curve with a radius of 160.17 feet a distance of 111.85 feet to an unmonumented point, said curve having a chord bearing of North 13 degrees 56 minutes 20 seconds West and a chord distance of 109.59 feet;

Thence along a curve with a radius of 160.17 feet a distance of 76.68 feet to an unmonumented point, said curve having a chord bearing of North 47 degrees 39 minutes 36 seconds West and a chord distance of 75.95 feet;

Thence North 85 degrees 30 minutes 14 seconds West a distance of 6.04 feet to an unmonumented point;

Thence North 85 degrees 30 minutes 14 seconds West a distance of 31.62 feet to an unmonumented point;

Thence North 03 degrees 02 minutes 17 seconds East a distance of 76.89 feet to an unmonumented point;

Thence North 85 degrees 40 minutes 03 seconds West a distance of 127.83 feet to an unmonumented point;

Thence North 02 degrees 15 minutes 50 seconds East a distance of 217.29 feet to an iron rod;

Thence along a curve with a radius of 225.06 feet a distance of 102.81 feet to the point of beginning, said curve having a chord bearing of North 41 degrees 05 minutes 09 seconds East and a chord distance of 101.92 feet.

LEASE AREA C BOUNDARY DESCRIPTION

Beginning at an unmonumented point located at Northing 715084.54 Easting 1473236.08;

Thence South 48 degrees 49 minutes 57 seconds East a distance of 20.95 feet to an iron rod further described as being located at Northing 715070.75, Easting 1473251.85;

Thence South 03 degrees 16 minutes 52 seconds West a distance of 579.73 feet to an iron rod on the northerly right of way limit of Williston Road/US Route 2;

Thence westerly along the northerly right of way limit of US Route 2/Williston Road 215 feet more or less to an unmonumented point, said course further described with a tie with a bearing of North 85 degrees 42 minutes 39 seconds West a distance of 214.96 feet;

Thence along a curve with a radius of 634.91 feet a distance of 228.05 feet to an unmonumented point, said curve having a chord bearing of North 14 degrees 12 minutes 47 seconds East and a chord distance of 226.83 feet;

Thence along a curve with a radius of 223.10 feet a distance of 75.43 feet to an unmonumented point, said curve having a chord bearing of North 35 degrees 26 minutes 58 seconds East and a chord distance of 75.08 feet;

Exhibit A - Page 5

Thence along a curve with a radius of 207.32 feet a distance of 69.37 feet to an unmonumented point, said curve having a chord bearing of North 32 degrees 24 minutes 20 seconds East and a chord distance of 69.05 feet;

Thence along a curve with a radius of 1453.07 feet a distance of 177.00 feet to an unmonumented point, said curve having a chord bearing of North 19 degrees 30 minutes 43 seconds East and a chord distance of 176.89 feet;

Thence along a curve with a radius of 201.65 feet a distance of 79.82 feet to the point of beginning, said curve having a chord bearing of North 27 degrees 21 minutes 45 seconds East and a chord distance of 79.30 feet.

LEASE AREA D BOUNDARY DESCRIPTION

Beginning at an iron rod located at Northing 715129.00 Easting 1472613.74;

Thence South 85 degrees 40 minutes 03 seconds East a distance of 127.83 feet to an unmonumented point further described as being located at Northing 715119.35, Easting 1472741.20;

Thence South 03 degrees 02 minutes 17 seconds West a distance of 76.89 feet to an unmonumented point;

Thence South 85 degrees 30 minutes 14 seconds East a distance of 31.62 feet to an unmonumented point;

Thence South 01 degrees 01 minutes 44 seconds West a distance of 250.92 feet to an unmonumented point;

Thence South 88 degrees 17 minutes 40 seconds East a distance of 67.23 feet to an unmonumented point;

Thence along a curve with a radius of 1153.13 feet a distance of 147.63 feet to an unmonumented point, said curve having a chord bearing of South 11 degrees 36 minutes 15 seconds West and a chord distance of 147.53 feet;

Thence South 85 degrees 35 minutes 41 seconds East a distance of 156.00 feet to an unmonumented point;

Thence South 07 degrees 42 minutes 51 seconds West a distance of 97.36 feet to an unmonumented point;

Thence along a curve with a radius of 24.16 feet a distance of 27.89 feet to an unmonumented point on the northerly right of way limit of Williston Road/US Route 2, said curve having a chord bearing of South 39 degrees 15 minutes 06 seconds West and a chord distance of 26.37 feet;

Thence westerly along the northerly right of way limit of US Route 2/Williston Road 188 feet more or less to an iron rod, said course further described with a tie with a bearing of North 85 degrees 42 minutes 39 seconds West a distance of 188.29 feet;

Thence westerly along the northerly right of way limit of US Route 2/Williston Road 151 feet more or less to an iron rod, said course further described with a tie with a bearing of North 85 degrees 42 minutes 41 seconds West a distance of 150.93 feet;

Thence North 02 degrees 34 minutes 30 seconds East a distance of 228.03 feet to an iron pipe;

Exhibit A - Page 6

Thence North 02 degrees 15 minutes 50 seconds East a distance of 362.31 feet to the point of beginning.

LEASE AREA E BOUNDARY DESCRIPTION

Beginning at an unmonumented point located at Northing 715984.64 Easting 1473308.64;

Thence South 48 degrees 45 minutes 52 seconds East a distance of 474.59 feet to an unmonumented point further described as being located at Northing 715671.82, Easting 1473665.53;

Thence South 41 degrees 05 minutes 05 seconds West a distance of 184.37 feet to an unmonumented point;

Thence North 48 degrees 42 minutes 45 seconds West a distance of 474.73 feet to an unmonumented point;

Thence North 41 degrees 07 minutes 49 seconds East a distance of 183.94 feet to the point of beginning.

Exhibit A - Page 7